UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026 (October 30, 2026)

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

001-33807
(Commission File Number)

Nevada	26-1232727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ECHO	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 30, 2026, EchoStar held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”).

The following matters were voted upon at the Annual Meeting:

a.	The election of George R. Brokaw, James DeFranco, R. Stanton Dodge, Cantey M. Ergen, Charles W. Ergen, Katherine E. Flynn, Tom A. Ortolf, and William P. Wall as directors to serve until the 2027 annual meeting of shareholders or until their respective successors shall be duly elected and qualified; and
b.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
c.	The non-binding advisory vote on executive compensation.

The following are the final voting results for each of the items voted upon at the Annual Meeting:

			Broker
Election of directors:	For	Withheld	Non-Votes
George R. Brokaw	1,403,017,906	14,640,622	14,470,044
James DeFranco	1,406,182,062	11,476,466	14,470,044
R. Stanton Dodge	1,371,668,402	45,990,126	14,470,044
Cantey M. Ergen	1,403,477,280	14,181,248	14,470,044
Charles W. Ergen	1,404,583,064	13,075,464	14,470,044
Katherine E. Flynn	1,404,647,643	13,010,885	14,470,044
Tom A. Ortolf	1,403,011,283	14,647,245	14,470,044
William P. Wall	1,415,831,319	1,827,209	14,470,044

Ratification of the appointment of KPMG LLP:
For			1,424,898,190
Against			3,956,870
Abstain			3,273,512

Non-binding advisory vote on executive compensation:
For			1,409,935,949
Against			5,399,181
Abstain			2,323,398
Broker Non-Votes			14,470,044

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: November 3, 2026	By:	/s/ Jeffrey H. Blum
Jeffrey H. Blum Acting Chief Legal Officer and Secretary